Cantix International Limited
Consolidated Financial Statements
September 30, 2009 and 2008

TABLE OF CONTENTS

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of
Cantix International Limited

We have audited the accompanying consolidated balance sheets of Cantix International Limited and Subsidiaries ("the Company") as of September 30, 2009 and 2008, and the related statements of income and comprehensive income, changes in shareholders' equity, and cash flows for the years then ended. The Company's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2009 and 2008, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Bernstein & Pinchuk LLP

February 12, 2010

Cantix International Limited and Subsidiaries
Consolidated Balance Sheets

	September 30,
	2009	2008

Assets
Current assets
Cash and cash equivalents	$4,439,732	$5,918,414
Accounts receivable, net	14,666,836	1,624,348
Inventories, net	970,685	551,219
Prepayments and other receivables	5,404,943	2,825,847
Amounts due from staff	5,460,867	2,591,914
Deferred tax assets	277,335	159,058
Other assets	411,824	409,513
Total Current Assets	31,632,222	14,080,313
Non-current assets
Property, plant and equipment, net	6,943,440	2,748,656
Investment in equity affiliates	254,286	380,098
Other investment at cost	-	102,114
Land use right, net	280,953	134,207
Deposit for land use right	440,100	145,877
Prepayment for construction	-	2,917,536
Goodwill	113,792	113,153
	$39,664,793	$20,621,954

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$573,401	$316,154
Accrued expenses and other liabilities	2,449,129	3,025,633
Taxes payable	6,404,040	2,419,551
Short-term loans	566,262	598,095
Deferred revenue	3,928,804	-
Amounts due to related companies	7,097,865	6,660,838
Total Current Liabilities	21,019,501	13,020,271
Shareholders’ equity
Common stock: authorized 50,000 shares, Par value US$1, 1 share issued and outstanding	1	1
Additional paid-in capital	639,283	169,843
Unappropriated retained earnings (Accumulated deficit)	16,842,439	6,449,420
Appropriated retained earnings	1,144,448	1,015,400
Accumulated other comprehensive income (loss)	19,121	(32,981)
Total Shareholders’ Equity	18,645,292	7,601,683
	$39,664,793	$20,621,954

See notes to consolidated financial statements.

Cantix International Limited and Subsidiaries
Consolidated Statements of Income and Comprehensive Income

	Years ended September 30,
	2009	2008

Revenues	$37,724,869	$35,590,341
Cost of sales	2,247,048	2,499,403

Gross profit	35,477,821	33,090,938

Operating expenses
Selling and administrative expenses	22,842,559	20,048,948

Operating income	12,635,262	13,041,990

Other income (expense)
Interest income (expense), net	177,437	(48,140)
Equity in loss in affiliates	(30,611)	(78,151)
Gain on disposal of an affiliate	42,433	-
Other operating income (loss)	412,820	(170,349)
	602,079	(296,640)
Income before income tax expense	13,237,341	12,745,350

Income tax expense	2,715,274	2,504,876

Net income	10,522,067	10,240,474

Other comprehensive income
Foreign currency translation gain (loss)	52,102	(211,459)

Comprehensive income	$10,574,169	$10,029,015

See notes to consolidated financial statements.

Cantix International Limited and Subsidiaries
Consolidated Statements of Shareholders’ Equity
	Share	Shareholders’ Capital	Additional paid-in capital	Unappropriated retained earnings (Accumulated deficit)	Appropriated retained earning	Other comprehensive income (loss)	Total Shareholders’ Capital

Balance as of September 30, 2007		$3,328,831	$-	$(2,775,654)	$-	$178,478	$731,655

Injection of capital	1	1,793,096	-	-	-	-	1,793,096

Elimination of capital		(5,121,926)	-	-	-	-	(5,121,926)

Net income for the year		-	-	10,240,474	-	-	10,240,474

Additional paid-in capital contributed		-	169,843	-	-	-	169,843

Appropriated retained earnings		-	-	(1,015,400)	1,015,400	-	-

Foreign currency translation		-	-	-	-	(211,459)	(211,459)

Balance as of September 30, 2008	1	1	169,843	6,449,420	1,015,400	(32,981)	7,601,683

Net income for the year		-	-	10,522,067	-	-	10,,522,067

Additional paid-in capital contributed		-	469,440	-	-	-	469,440

Appropriated retained earnings		-	-	(129,048)	129,048	-	-

Foreign currency translation		-	-	-	-	52,102	52,102

Balance as of September 30, 2009	1	$1	$639,283	$16,842,439	$1,144,448	$19,121	$18,645,292

See notes to consolidated financial statements.

Cantix International Limited and Subsidiaries
Consolidated Statements of Cash Flows
	Years ended September 30,
	2009	2008
Cash flow from operating activities
Net income	$10,522,067	$10,240,474
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	295,688	195,368
Bad debt provision	579,096	103,273
Gain on disposal of an associate	(42,433)	-
Equity in loss in affiliates	30,611	78,151
Changes in operating assets and liabilities
Accounts receivable	(13,618,806)	(965,323)
Amount due to related parties	345,271	-
Inventories	(415,930)	31,910
Prepayments and other receivables	(3,050,809)	(2,580,931)
Amount due from staff	(2,851,408)	(2,591,914)
Other assets	(117,259)	5,738
Accounts payable	765,195	186,148
Taxes payable	3,966,775	2,056,618
Deferred revenue	3,924,787	-
Accrued expenses and other current liabilities	(458,725)	1,406,541
Net cash provided by (used in) operating activities	(125,880)	8,351,932

Cash flow from investing activities
Purchases of property, plant and equipment	(70,818)	(3,647,241)
Proceeds from sales of property, plant and equipment	-	34,066
Cash paid for construction in progress	(1,465,500)	-
Proceeds from disposal of associates	33,199	-
Cash paid to acquire land use right	(442,310)	-
Net cash used in investing activities	(1,945,429)	(3,613,175)

Cash flow from financing activities
Proceeds from additional capital contributions	-	1,972,261
(Repayment of) proceeds from related parties loans	594,512	(1,011,161)
Repayment on long-term bank loan	(35,172)	(14,063)
Net cash provided by financing activities	559,340	947,037

Effect of exchange rate change on cash and cash equivalents	33,287	213,751
Net increase (decrease) in cash and cash equivalents	(1,478,682)	5,899,545
Cash and cash equivalents, beginning of year	5,918,414	18,869
Cash and cash equivalents, end of year	$4,439,732	$5,918,414
Supplemental disclosure of cash flow information:
Income taxes paid	$1,088,688	$2,557,664
Interest paid	$96,668	$63,831

See notes to consolidated financial statements.

Cantix International Limited and Subsidiaries
Notes to Consolidated Financial Statements

Note 1 - Principal Activities and Organization

The accompanying financial statements include the accounts of the following:

Cantix International Limited (“Cantix”) was incorporated in the British Virgin Islands (the “BVI”) on January 29, 2007. Cantix has a wholly owned subsidiary, Moneyeasy Industries Limited (“Moneyeasy”), a company incorporated in Hong Kong on August 25, 2006. These companies are holding companies with minimum activities.

Wuhan Tallyho Biological Product Co., Limited (“Wuhan Tallyho”) was founded on December 2, 1996 in the People Republic of China (the “PRC”) with a paid-in capital of $5,854,361 (RMB40,232,838) and has been engaged in research, production and sales of polypeptide-based health products and anti-aging food. Wuhan Tallyho has developed over 70 products.

Guangdong Hopsun Polypeptide Biological Technology Co., Limited (“Guangdong Hopsun”) was founded on November 13, 2007 in the PRC. It is a wholly owned subsidiary of Wuhan Tallyho with $1,424,055 (RMB10,000,000) paid-in capital and specializes in service-based sales of health and anti-aging products.

Wuhan Anti-aging Research & Development Co., Limited (“Anti-aging”) was founded on June 13, 2007 in the PRC, with $1,045,246 (RMB8,000,000) paid-in capital and specialized in research, development and sales of polypeptide-based health products and anti-aging foods. Prior to Moneyeasy’s acquisition of Anti-aging on December 18, 2007, Wuhan Tallyho had a 30% ownership interest in Anti-aging.

On November 5, 2007, Moneyeasy entered into an agreement to acquire all the equity of Wuhan Tallyho. Since Cantix, Moneyeasy and Wuhan Tallyho are controlled by the same ultimate individuals, these companies are deemed to be under common control and the assets and liabilities will be transferred at their carrying amounts for business acquisition. Pursuant to the terms of the acquisition agreement, all the original equity holders of Wuhan Tallyho will receive a cash consideration from Moneyeasy in the amount of $5,854,361 (RMB40,230,000) for all payment of the capital of Wuhan Tallyho. This transaction was completed on December 26, 2007 and Wuhan Tallyho became a wholly owned subsidiary of Moneyeasy and Cantix. Thereafter, the original paid-in capital of $5,121,926 of Wuhan Tallyho was eliminated for consolidation purpose. The cash consideration was paid in October, 2009.

On December 18, 2007, Moneyeasy entered into another agreement to acquire all the equity of Anti-aging for $1,164,178 (RMB8,000,000). The transaction was completed on January 3, 2008. The Company recorded a purchase price of $814,925 (RMB5,600,000) in other payable on the balance sheet as of September 30, 2008, which is payable to the former owners of Anti-aging that had 70% ownership interest in Anti-aging. The remaining purchase price of $349,253 (RMB2,400,000) due to Wuhan Tallyho for its 30% ownership interest in Anti-aging was eliminated upon consolidation. Upon completion of the acquisition, Moneyeasy controls two wholly owned subsidiaries, Wuhan Tallyho and Anti-aging.

Cantix International Limited and subsidiaries are collectively referred to as the “Company”.

Note 2 - Summary of Significant Accounting Policies and Practices

(a)	Basis of Presentation

The consolidated financial statements for the years end September 30, 2008 and 2009 include the financial statements of Cantix, Moneyeasy and its subsidiaries, Wuhan Tallyho, Anti-aging and Guangdong Hopsun, the subsidiary of Wuhan Tallyho. The combined or consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). All significant intercompany transactions have been eliminated in combination or consolidation.

Cantix International Limited and Subsidiaries
Notes to Consolidated Financial Statements

(b) Use of estimation

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates

(c) Cash and Cash equivalents

Cash and cash equivalents represent cash on hand and deposits held at call with banks. The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(d) Accounts Receivable

Accounts receivable are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible accounts, as needed. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable.  The Company determines the allowance based on aging data, historical collection experience, customer specific facts and economic conditions. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  The Company does not have any off-balance-sheet credit exposure related to its customers. As of September 30, 2009 and 2008 $717,451 and $117,365 allowances for doubtful accounts were provided respectively.

(e) Inventories

Inventories are stated at the lower of cost or market value. Cost is determined using the weighted average cost method. Cost of finished goods comprises direct material, direct production cost and an allocated portion of production overheads based on normal operating capacity. The Company evaluates the need for reserves associated with obsolete, slow-moving and non-salable inventory by reviewing the net realizable value on a periodic basis.  If inventory is written down to net realizable value, the write-down is charged to expense.

(f) Other receivables

As needed for normal business purposes, the Company advances predetermined amounts based upon internal policy to certain employees and unrelated parties to ensure certain transactions to be performed in a timely manner. The Company has full oversight and control over the advanced accounts. As of September 30, 2009 and 2008, $54,263 and $73,583 allowances for doubtful accounts were provided respectively. (note 6).

Cantix International Limited and Subsidiaries
Notes to Consolidated Financial Statements

(g) Property, Plant and Equipment

Property, plant and equipment are stated at cost less accumulated depreciation and impairment.

Depreciation on property, plant and equipment is calculated on the straight-line method after taking into account their respective estimated residual values over the estimated useful lives of the assets as follows:

Asset	Useful lives
Buildings	20~40 years
Machinery and equipment	5~10 years
Furniture and office equipment	2~5 years
Motor vehicles	5 years

Maintenance and repair costs are expensed as incurred, whereas significant renewals and betterments are capitalized.

(h)  Land Use Rights

Intangible assets include land use rights in the PRC. Land use rights are carried at cost and charged to expense on a straight-line basis over the period the rights are granted, i.e., 50 years.

(i)   Accounting for the Impairment of Long-Lived Assets

Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is determined by comparing the carrying amount of an asset to future undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

There were no impairments of long-lived assets as of September 30, 2009 and 2008.

(j) Long-term Investment

(i)	Investment in equity affiliates

Investment in affiliates consists of ownership in associated companies, which the Company exercises significant influence, are accounted for under the equity method of accounting. Under the equity method of accounting, an investee’s accounts are not reflected within the Company’s Consolidated Balance Sheets and Statements of Income; however, the Company’s share of the earnings or losses of the investee are reflected in the caption “Equity in income or (loss) in affiliates” in the consolidated statements of income. The Company’s carrying value in an equity method investee is reflected in the caption “Long-term Investment” in the Company’s consolidated balance sheets.

When the Company’s carrying value in an equity method investee is reduced to zero, no further losses are recorded in the Company’s consolidated financial statements unless the Company guaranteed obligations of the investee or has committed additional funding. When the investee subsequently reports income, the Company will not record its share of such income until it equals the amount of its share of losses not previously recognized.

Cantix International Limited and Subsidiaries
Notes to Consolidated Financial Statements

(ii)	Other investment at cost

Investment in private financial institution consists of ownership in the private financial institution, which the Company does not exercise significant influence, are accounted for under the cost method of accounting. Under cost method, the Company’s share of the earnings or losses of the investee are not reflected in investment income (loss) in the consolidated statement of income, unless the investees announce dividend distribution.

(k) Goodwill

Goodwill represents the excess of acquisition costs over the fair value of tangible net assets and identifiable intangible assets of businesses acquired. Goodwill and certain other intangible assets deemed to have indefinite lives are not amortized. Intangible assets determined to have definite lives are amortized over their useful lives. Goodwill and indefinite lived intangible assets are subject to impairment testing annually as of the fiscal year-end or whenever events or changes in circumstances indicate that the carrying amount may not be fully recoverable, using the guidance and criteria described in Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“ASC Topic 350”). This testing compares carrying values to fair values and, when appropriate, the carrying value of these assets is reduced to fair value.

(l)  Statutory Surplus Reserve

In accordance with the Company Law of the PRC, Wuhan Tallyho, Guangdong Hopsun and Anti-aging are required to set aside 10% of its income after income taxes prepared in accordance with the PRC accounting regulations to the statutory surplus reserve until the balance reaches 50% of its registered capital, whether further appropriation will be at the directors’ recommendation. As of September 30, 2009 and 2008, $1,144,448 and $1,015,400 were provided for statutory surplus reserve.

(m) Revenue Recognition

The Company recognizes revenue in accordance with Staff Accounting Bulletin ("SAB") No. 104 (“ASC Topic 605”). All of the following criteria must exist in order for the Company to recognize revenue: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the seller's price to the buyer is fixed or determinable; and (4) collectability is reasonably assured.

Sales are recognized when products are delivered and the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists and the sales price is fixed or determinable.

In the PRC, value added tax (the “VAT”) of 17% on invoice amount is collected in respect of the sales of goods on behalf of tax authorities. The VAT collected is not revenue of the Company; instead, the amount is recorded as a liability on the balance sheet until such VAT is paid to the authorities.

(n) Research and Development Costs

Research and development costs are expensed as incurred.  These expenses consist of the costs of the Company’s internal research and development activities and the costs of developing new products and enhancing existing products. Research and development costs amounted to $166,914 and $191,115 for the years ended September 30, 2009 and 2008 respectively were recorded in the administrative expenses.

(o) Foreign Currency Translation

The functional currency of the Company is RMB and RMB is not freely convertible into foreign currencies. The Company maintains its financial records in the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet date. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transactions. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

Cantix International Limited and Subsidiaries
Notes to Consolidated Financial Statements

For financial reporting purposes, the financial statements of the Company, which are prepared using the functional currency, have been translated into United States dollars (reporting currency). Assets and liabilities are translated at exchange rates at the balance sheet date, revenue and expenses are translated at the average exchange rates for the period, and Shareholders’ equity is translated at historical exchange rates. Translation adjustments are included in accumulated other comprehensive income, a component of Shareholders’ equity.

The exchange rates applied are as follows:

	September 30,
	2009	2008

Year end RMB exchange rate	6.8166	6.8551
Average RMB exchange rate - year ended	6.8236	7.1106

No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

(p) Income Taxes

(i)	Income tax

The Company adopted Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“ASC Topic 740”) that requires recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consist of taxes currently due plus deferred taxes.

The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date. Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probably that taxable profit will be available against which deductible temporary differences can be utilized.

Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

The Company adopted FASB Interpretation 48, “Accounting for Uncertainty in Income Taxes” (“ASC Topic 740”), as of January 1, 2007. A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no affect on the Company’s financial statements.

Cantix International Limited and Subsidiaries
Notes to Consolidated Financial Statements

(ii)	Value added tax

Wuhan Tallyho and Anti-aging and Guangdong Hopsun are qualified as an ordinary value-added taxpayer and the applicable tax rate for domestic sales is 17%.  Input VAT on purchases of raw materials, fuel, utilities and other production materials (merchandise, transportation costs) can be deducted from output VAT. VAT payable is the net difference between output and deductible input VAT.

(q) Commitments and Contingencies

In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters, including, among others, government investigations, product and environmental liability, and tax matters. In accordance with SFAS No. 5, “Accounting for Contingencies” (“ASC Topic 450”), the Company records accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. Historically, the Company has not experienced any material service liability claims.

(r) Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivables from third and related parties, amounts due from and due to related parties, accounts payable, other payables and short-term borrowings approximate their fair values due to their short term nature.

The fair value is estimated by discounting the future cash flow using an interest rate which approximated the rate for which the financial institution would charge borrowers with similar credit ratings and remaining maturities.

(s) Reclassification

The comparative figures have been reclassified to conform to current year presentation.

(t) Recently Issued Accounting Pronouncements

The Financial Account Standards Board (“FASB”) Establishes Accounting Standards Codification ™ (“ASC”)

In June 2009, the FASB issued Accounting Standards Update No. 2009-01, “Generally Accepted Accounting Principles” (“ASC Topic 105”) which establishes the FASB Accounting Standards Codification (“the Codification” or “ASC”) as the official single source of authoritative U.S. GAAP. All existing accounting standards are superseded. All other accounting guidance not included in the Codification will be considered non-authoritative. The Codification also includes all relevant Securities and Exchange Commission (“SEC”) guidance organized using the same topical structure in separate sections within the Codification.

 Following the Codification, the Board will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASU”) which will serve to update the Codification, provide background information about the guidance and provide the basis for conclusions on the changes to the Codification.

The Codification is not intended to change GAAP, but it will change the way GAAP is organized and presented. The Codification is effective for our 2009 annual consolidated financial statements and the principal impact on our financial statements is limited to disclosures as all future references to authoritative accounting literature will be referenced in accordance with the Codification. In order to ease the transition to the Codification, we are providing the Codification cross-reference alongside the references to the standards issued and adopted prior to the adoption of the Codification.

Cantix International Limited and Subsidiaries
Notes to Consolidated Financial Statements

Fair Value Accounting

In 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“ASC Topic 820”) which defines fair value, establishes a market-based framework or hierarchy for measuring fair value and expands disclosures about fair value measurements. This guidance is applicable whenever another accounting pronouncement requires or permits assets and liabilities to be measured at fair value. It does not expand or require any new fair value measures; however the application of this statement may change current practice.

In April 2009, the FASB issued the following updates that provide additional application guidance and enhance disclosures regarding fair value measurements and impairments of securities:

FSP FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“ASC Topic 820-10-65”). This update relates to determining fair values when there is no active market or where the price inputs being used represent distressed sales. It reaffirms the need to exercise judgment to ascertain if a formerly active market has become inactive and in determining fair values when markets have become inactive.

FSP FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments” (“ASC topic 320-10-65”). This update applies to investments in debt securities for which other-than-temporary impairments may be recorded. If an entity’s management asserts that it does not have the intent to sell a debt security and it is more likely than not that it will not have to sell the security before recovery of its cost basis, then an entity may separate other-than-temporary impairments into two components: 1) the amount related to credit losses (recorded in earnings) and 2) all other amounts (recorded in Other comprehensive income).

 FSP FAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments” (“ASC Topic 320-10-65”). This update requires fair value disclosures for financial instruments that are not currently reflected on the balance sheet at fair value on a quarterly basis.

In August 2009, FASB issued ASU No. 2009-05 which amends Fair Value Measurements and Disclosures – Overall (“ASC Topic 820-10”) to provide guidance on the fair value measurement of liabilities. This update requires clarification for circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: 1) a valuation technique that uses either the quoted price of the identical liability when traded as an asset or quoted prices for similar liabilities or similar liabilities when traded as an asset; or 2) another valuation technique that is consistent with the principles in ASC Topic 820 such as the income and market approach to valuation. The amendments in this update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. This update further clarifies that if the fair value of a liability is determined by reference to a quoted price in an active market for an identical liability, that price would be considered a Level 1 measurement in the fair value hierarchy. Similarly, if the identical liability has a quoted price when traded as an asset in an active market, it is also a Level 1 fair value measurement if no adjustments to the quoted price of the asset are required. Although management will continue to evaluate the application of ASC Topic 820 and its subsequent and related updates, management does not currently believe the adoption of ASC Topic 820 and its subsequent and related updates will have a material impact on the Company’s results of operations or financial position.

Business Combinations

In 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations” (“ASC Topic 805”). This guidance requires the acquiring entity in a business combination to recognize the full fair value of assets acquired and liabilities assumed in the transaction (whether a full or partial acquisition); establishes the acquisition date fair value as the measurement objective for all assets acquired and liabilities assumed; requires expensing of most transaction and restructuring costs; and requires the acquirer to disclose the information necessary to evaluate and understand the nature and financial effect of the business combination. The impact of ASC 805 on our consolidated financial statements will depend upon the nature, terms and size of the acquisitions we consummate in the future.

Cantix International Limited and Subsidiaries
Notes to Consolidated Financial Statements

In April 2009, the FASB issued Staff Position No. FSP FAS 141(R)-1, “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies” (“ASC Topic 805-20”). This updated guidance amended the accounting treatment for assets and liabilities arising from contingencies in a business combination and requires that pre-acquisition contingencies be recognized at fair value, if fair value can be reasonably determined. If fair value cannot be reasonably determined, measurement should be based on the best estimate in accordance with SFAS No. 5, “Accounting for Contingencies” (“ASC Topic 405”). The Company does not have any assets acquired or liabilities assumed in a business combination that arise from contingencies.

Other Accounting Changes

In June 2009, the FASB issued the following standards:

SFAS No. 166, “Accounting for Transfers of Financial Assets” (“ASC Topic 860”). This updated guidance removed the concept of a qualifying special-purpose entity and removed the exception from applying consolidation guidance to these entities. This update also clarified the requirements for isolation and limitations on portions of financial assets that are eligible for sale accounting. ASC Topic 810 is effective for our fiscal year beginning on January 1, 2010. We are currently evaluating the potential impact the adoption of this Statement will have on its financial statements.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (“ASC Topic 855”), which is effective for interim or annual financial periods ending after June 15, 2009. ASC Topic 855 establishes general standards of accounting and disclosure of events that occur after the balance sheet but before financial statements are issued or are available to be issued. However, since the Company is a public entity, management is required to evaluate subsequent events through the date that financial statements are issued and disclose the date through which subsequent events have been evaluated, as well as the date the financial statements were issued. ASC Topic 855 was adopted since its interim period ended June 30, 2009. Subsequent events for the year ended September 30, 2009 have been evaluated through February 12, 2009, the date the financial statements were issued.

During 2009, the FASB has issued several ASU’s – ASU No. 2009-02 through ASU No. 2009-15. Except for ASU’s No. 2009-05, 2009-13 and 2009-14 discussed above, the ASU’s entail technical corrections to existing guidance or affect guidance related to specialized industries or entities and therefore have minimal, if any, impact on the Company.

In 2008, the FASB issued Staff Position No. FAS 132(R)-1, “Employers’ Disclosures about Postretirement Benefit Plan Assets” (“ASC Topic 715-20-65”). This guidance will expand disclosure by requiring the following new disclosures: 1) how investment allocation decisions are made by management; 2) major categories of plan assets; and 3) significant concentrations of risk. Additionally, ASC 715-20-65 will require an employer to disclose information about the valuation of plan assets similar to that required in ASC Topic 820 Fair Value Measurements and Disclosures. We are currently evaluating the potential impact the adoption of this Statement will have on its financial statements.

Note 3 - Significant Risks

(a)       Foreign currency risk

As Wuhan Tallyho, Anti-aging and Guangdong Hopsun are operating in the PRC, a majority of sales and expenses transactions and a significant portion of its assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

 (b)       Risk of credit exposure

In the normal course of business, the Company may give credit to its customers after performing a credit analysis based on a number of financial and other criteria. The Company performs ongoing credit evaluations of customers’ financial condition and may require for collateral for significant credit exposure.

Cantix International Limited and Subsidiaries
Notes to Consolidated Financial Statements
The top seven third-party customers accounted for approximately 23% of the consolidated revenues for the year ended September 30, 2009 and the top one third-party customer accounted for approximately 2% of the consolidated revenues for the year ended September 30, 2008. The top seven third-part customers accounted for 91% of the accounts receivable as of September 30, 2009 and the top one third-party customer accounted for 54% of the accounts receivable as of September 30, 2008.

Note 4 - Accounts Receivable
	September 30,
	2009	2008
Accounts receivable	$15,384,287	$1,741,713
Allowance for doubtful accounts	(717,451)	(117,365)
	$14,666,836	$1,624,348

Note 5 - Inventories
	September 30,
	2009	2008
Raw materials	$159,523	$120,556
Work in progress	145,145	164,204
Finished goods	706,657	196,667
Low-value consumables and Packaging materials	115,993	225,546
Total Inventories	1,127,318	706,973
Allowance for inventory obsolescence	(156,633)	(155,754)
	$970,685	$551,219

Note 6 - Prepayments and Other Receivables
	September 30,
	2009	2008
Other receivables	$995,284	$901,575
Advance to suppliers	456,079	51,173
Shenzhen Era Biotechnology Co., Limited (a)	4,007,844	1,750,522
Green Giant Co., Limited (b)	-	196,160
Total Prepayments and Other Receivables	5,459,206	2,899,430
Allowance for doubtful accounts	(54,263)	(73,583)
	$5,404,943	$2,825,847
(a) The Company lent $4,007,844 (RMB27,320,000), in aggregate, to Shenzhen Era Biotechnology Co., Limited (“Shenzhen Era Biotechnology”) as of September 30, 2009.  The part of loan of $2,273,861 (RMB15,500,000) was due on August 11, 2009 with interest rate at 9.36% per annum and extended to July 28, 2010 on July 28, 2009. The rest of $1,733,983 (RMB11,820,000) bears an interest rate of 4.68% and matures on June 9, 2010. Such loans are guaranteed by a majority shareholder of Shenzhen Era Biotechnology.

(b) On September 9, 2008, Guangdong Hopsun terminated a research and development contract because of the other party’s failure to comply with the contractual terms. Guangdong Hopsun paid $641,566 (RMB4,398,000) of research and development expense through August 30, 2008. According to the termination agreement, the other party should return the full amount paid by Guangdong Hopsun totaling not less than RMB1,000,000 per month by September 30, October 31, and November 30, 2008, which was fully collected by December 2008.

Cantix International Limited and Subsidiaries
Notes to Consolidated Financial Statements

Note 7 – Amount Due from Staff

Amount due from staff represents various advances to certain employees for business purposes and receivable from sales managers due to the cash collected from customers by sales managers, which were subsequently deposited in the Company’s account. Amount due from staff amounted to $5,460,867 and $2,591,914 as of September 30, 2009 and 2008, respectively. The receivable from sales managers was collected by the Company subsequent to September 30, 2009.

Note 8 - Property, Plant and Equipment
	September 30,
	2009	2008
Buildings	2,263,059	$2,250,360
Machinery and equipment	629,806	433,149
Furniture and office equipment	294,680	431,550
Motor vehicles	629,661	610,235
	3,817,206	3,725,294
Accumulated depreciation	(1,274,766)	(976,638)
Construction in progress	4,401,000	-
	6,943,440	$2,748,656

A building with a net book value of $1,189,724 (RMB 8,109,870) was pledged to Xianfeng Rural Credit Co-operative of Wuhan for a loan of $727,611 (RMB5,000,000) borrowed by Wuhan Pan-Asia Peptide Material Research Co. Limited (“Wuhan Pan-Asian”), an unrelated party. Wuhan Pan-Asian entered into an agreement with the Company for a loan facility of $729,384 (RMB5,000,000) to the Company in exchange for the pledge. As of September 30, 2009, the Company borrowed a total of $679,223 (RMB4,630,014) from Wuhan Pan-Asian (note 15).

Depreciation expense for the year ended September 30, 2009 and 2008 was $291,720 and $190,110, respectively.

As of September 30, 2009, the construction of a new factory was located in Jianghan Economical Development Zone in Hubei Province, the PRC (note 21).

Note 9 - Land Use Rights

As of September 30, 2009, land use rights of the Company included certain parcels of land located in Wuhan City, Hubei Province, the PRC, with a net carrying value of $280,953. The land use rights for land with area of approximately 11,208 square meters and 7,947 square meters which will expire in November 2048 and January 2059 respectively.

Note 10 – Deposit for Land Use Rights

Deposit for land use rights represents the payments that are paid to the governments to secure the land lots for future purchase. In December 2008, the Company paid a deposit of $440,100 for the land use right of a land lot in Guangzhou Science Zone for future regional headquarters and research and development center purpose. The Company has paid, in aggregate, additional $2,340,550 to the government and the remaining consideration of approximately $2,194,266 will be paid around March 2010. In 2008, the Company purchased land use rights from the local government for a land lot near the current location of Wuhan Tallyho for a total consideration of RMB1,580,000 ($230,485) plus certain land tax and transaction tax. As of September 30, 2008, the Company paid a non-refundable deposit of RMB1,000,000 ($145,877) for the government’s initial phase of clearing the land, relocating the farmers and building an exterior wall around the land. The remaining consideration amounted to RMB580,000 ($85,593) was paid to local government in March 2009. The certificate of land use right was obtained in April 2009 and the deposit was recorded as land use right correspondingly.  Therefore, as of September 30, 2009 and 2008, deposit for land use rights amounted to $440,100 and $145,877, respectively.

Cantix International Limited and Subsidiaries
Notes to Consolidated Financial Statements

Note 11 – Long-term Investment

(i)	Investment in equity affiliates

As of September 30, 2009, the Company’s investment in equity affiliates that are accounted for based on the equity method of accounting represented 40% interest in Wuhan Hopsun Biological Product Inspection Co., Limited (“Wuhan Hopsun”), which engages in biotechnological health products testing including Wuhan Tallyho’s products.  The 48% interest in Wuhan Hao Polypeptide Bioengineering Co., Limited (“Wuhan Hao Polypeptide”) was disposed in October, 2008.

The investments in these companies amounted to $254,286 and $380,098 at September 30, 2009 and 2008, respectively, which includes the Company’s share of accumulated losses in these affiliates of $30,611 and $78,151 for the year ended September 30, 2009 and 2008, respectively.

(ii)	Other investment at cost

The Company’s investment in Wuhan Xianfeng Rural Credit Cooperatives is less than 20% equity interest, which is accounted for at cost. As of September 30, 2009 and 2008, the Company’s investment in this private financial institution was nil and $102,114. On October 9, 2008, the investment was disposed at net book value.  Its market value was not readily determinable.

(iii)	Gain on disposal of an affiliate

The Company disposed the investment in Wuhan Hao Polypeptide on October 23, 2008 and the gain on disposal of the affiliate is reconciled as below:
Amount
Disposal of investment in equity affiliate (Wuhan Hao Polypeptide) as of October 23, 2008	(98,255)
Settled by netting off amount due to Wuhan Hao Polypeptide	210,075
Cash paid for the disposal of investment	(69,387)
Gain on disposal of affiliate	42,433

Note 12 - Other Assets

Other assets represented equipment held for sale. The Company acted as a guarantor for a loan amount of $411,824 (RMB2,807,250) borrowed by Wuhan Sanrong Company Limited (“Wuhan Sanrong”) from Agriculture Bank of China in 2001. The loan was secured with elevators that belonged to Wuhan Sanrong at that time. Wuhan Sanrong encountered some cash flow difficulties and the bank requested that the Company take over the loan. The loans including the collateral were taken over by the Company in September 2002. These assets are held for disposal and are carried at lower of carrying value or fair value less cost to sell.

Wuhan Sanrong was a former shareholder of Wuhan Tallyho and ceased to be a shareholder on March 28, 2001.

Note 13 - Short-term Loans
		September 30
	Interest rate	2009		2008
Lender	per annum	RMB	USD	RMB	USD

Agriculture Bank of China
The term of the loan has expired in September 2003 (note 12)	5.84%	2,360,000	346,211	2,600,000	379,280

Wuhan Finance Bureau
The term of the loan has expired in November 2001	5.94%	1,500,000	220,051	1,500,000	218,815

Total bank loans		3,860,000	566,262	4,100,000	598,095

Cantix International Limited and Subsidiaries
Notes to Consolidated Financial Statements

The weighted average interest rate of short-term bank loans was 5.88% per annum.

The term of the loan from Agriculture Bank of China and Wuhan Finance Bureau expired in 2003 and 2001; however, the lenders have not demanded repayment. Interest accrued on a monthly basis base on the contractual rate.

The total amount of interest expenses for the years ended September 30, 2009 and 2008 were $96,390 and $72,824 respectively.

Note 14 – Deferred Revenue

Deferred revenue represents the sales related to the products delivered to the third-party wholesalers or distributors for which collectability could not be reasonably assured. As of September 30, 2009 and 2008, deferred revenue amounted to $3,928,804 and $0, respectively.

Note 15 - Accrued Expenses and Other Liabilities
	September 30,
	2009	2008
Advance from customers	$3,738	$612,491
Accrued payroll	87,891	55,964
Accrued expense	134,146	85,366
Other payables
- Wuhan Pan-Asia	679,223	688,188
- Guangzhou Shunfa Garment Factory	564,428	-
- Wuhan Xinwang Investment Management Company	386,077	383,910
- Malaysia Phoenix Company	117,052	96,480
- Wuhan Daily Machinery Factory	-	36,159
- Shenzhen Jindunanke Science and Technology Company Limited	-	138,583
Payable for acquisition of Anti-aging	-	816,910
Others	476,574	111,582
	$2,449,129	$3,025,633

Note 16 - Taxes Payable

Cantix being incorporated in BVI, is governed by the income tax law of BVI. According to current BVI income tax law, the applicable income tax rate for Cantix is 0%.

Moneyeasy, as incorporate in Hong Kong, is subject to a corporate income tax rate of 16.5%.The PRC entities are subject to the PRC Enterprises Income Tax at the applicable tax rates on the taxable income.

One of the entities, Wuhan Tallyho was formerly qualified as a high technological company registered in Hannan District of Wuhan, which was fully exempted from PRC Enterprises Income Tax for the two calendar years 2006 and 2007 according to previous PRC income tax law. With the application of the PRC new income tax law effective on January 1, 2008, the applicable income tax rate was 25% for the calendar year 2008 and 2009.

Guangdong Hopsun, registered in the City of Guangzhou, is subject to the Enterprise Income Tax rate of 25% for the three months ended December 31, 2008. Guangdong Hopsun has passed all necessary examinations and was certified as a high technological enterprise by relevant governmental authorities in December 2009. According to the PRC income tax law, a certified high technological enterprise can be subject to preferential Enterprise Income Tax rate of 15%. Based on management best estimation, GD Hopsun is eligible for the preferential Enterprise Income Tax rate of 15% for the year of 2009.

Cantix International Limited and Subsidiaries
Notes to Consolidated Financial Statements

Wuhan Anti-Aging, registered in the City of Wuhan in the PRC, is subject to the Enterprise Income Tax rate of 25%. Wuhan Anti-Aging incurred a net operating loss of $113,705 for the year ended September 30, 2009 which may be carried forward for 5 years to reduce future years’ taxable income. Management believes that the realization of the benefits arising from this loss appear to be remote due to the research and development nature of Wuhan Anti-Aging’s operation and its continuing losses for PRC income tax purpose.

	September 30
	2009	2008
VAT payable	$2,629,954	$573,913
Income tax payable	3,569,913	1,790,554
Other taxes payable	204,173	55,084
	$6,404,040	$2,419,551

Following is a reconciliation of income taxes at the calculated statutory rates:

	For the Year Ended
	September 30,
	2009	2008
Income before income taxes	$13,237,341	$12,745,350
Enact tax rate	20.24%	27.40%
Computed expected income tax expenses	2,678,633	3,491,934
Non-deductible expenses	51,656	105,327
Benefit of operating loss carryforward	(7,362)	(43,240)
Investment credit	(7,653)	-
Tax refund	-	(1,049,146)
Actual income tax expenses	$2,715,274	$2,504,876

The provision for income taxes is comprised of the following:

	For the Year Ended
	September 30,
	2009	2008
Current	2,832,534	2,499,138
Deferred	(117,259)	5,738
Total income tax expenses	2,715,274	2,504,876

In June 2006, the FASB issued Interpretation No. 48 “Accounting for Uncertainty in Income Taxes” (“ASC Topic 740”). This interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS 109.  This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance for de-recognition of tax positions, financial statement classification, interest and penalties, accounting in interim periods, disclosure, and transition. This interpretation was effective for fiscal years beginning after December 15, 2006. The adoption of ASC Topic 740 did not have a material effect on the Company’s financial position or results of operations.

Cantix International Limited and Subsidiaries
Notes to Consolidated Financial Statements

The Company and its subsidiary file tax returns with the relevant government authorities in the PRC. The Company does not believe there will be any material changes in its unrecognized tax positions over the next 12 months.

The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. As of the date of adoption of ASC Topic 740, the Company did not have any accrued interest or penalties associated with any unrecognized tax benefits, nor were any interest expense recognized for the years ended September 30, 2009 and 2008.

Deferred tax relates to depreciation difference of fixed assets and provision of assets.

Note 17 - Related Party Transactions

The transactions with the following entities and individuals were made in the ordinary course of business and were negotiated on an arm’s length basis.  A summary of balances and transactions with related parties is as follows:

	September 30,
	2009	2008
Due to related companies
Wuhan Hopsun Biological Products Inspection Company Limited	$450,642	$480,956
Wuhan Hao Polypeptide Biotechnological Company Limited		310,842
Dongliang Chen	-	14,679
Xiu Chio Fa	898,275	-
Former equity holders of Wuhan Tallyho (a)	5,748,948	5,854,361
	$7,097,865	$6,660,838
(a) Pursuant to an acquisition agreement between Moneyeasy and the former equity holders of Wuhan Tallyho on November 5, 2007, Moneyeasy acquired 100% of Wuhan Tallyho’s shares with a total consideration of $5,854,361(RMB40,230,000). The balance as of September 30, 2009 represented unsettled balance of the total consideration.

The balances due to related companies were interest free, unsecured and had no fixed term of repayment.

Note 18 - Advertising

The Company expenses all advertising costs as incurred. The advertising cost for the years 2009 and 2008 was $29,421 and $24,602.

Note 19 - Fair Value of Financial Instruments

The carrying amount of cash and cash equivalents, trade accounts receivable, prepayments and other receivables, amounts due from related parties, amounts due to related parties, and accrued liabilities and other payables, approximate their fair values because of the short maturity of these instruments.

The carrying amount of bank loans approximate the fair value based on the borrowing rates currently available for bank loans with similar terms and maturity.

Cantix International Limited and Subsidiaries
Notes to Consolidated Financial Statements
NOTE 20 - Operating Lease Commitments

The Company leases office block, workshop and warehouses under operating leases. The leases typically run for an initial period of one year, with an option to renew the lease after that date at which time all terms are renegotiated.  The lease includes contingent rentals.  There were no significant operating lease commitment as of September 30, 2009 and 2008. Rental expenses under these leases aggregated $116,284 and $39,631 for the years ended September 30, 2009 and 2008.

Note 21 - Capital Commitments

Capital commitments for future construction of new factory (note 8) and the purchase of relevant land use rights (note 9 and 10) were $8,978,040 and $5,870,008 as of September 30, 2009 and 2008, respectively.

Note 22 - Subsequent Events

In October 2009, Xiu Chio Fa, the sole shareholder of the Company settled the amounts due to the former equity holders of Wuhan Tallyho for the outstanding acquisition consideration $5,854,361 (RMB40,230,000). In November 2009, pursuant to a letter issued by Xiu Chio Fa to the Company, as the sole shareholder of the Company, Xiu Chio Fa waived the receivable from the Company which amounted to $6,605,933 (RMB45,030,000).

Pursuant to the terms of the Stock Exchange Agreement by and between Cantix, the shareholder of the Company and Hamptons Extreme, Inc. (currently changed to China Polypeptide Group, Inc.) (“Hamptons”), Hamptons agreed to acquire 100% of the issued and outstanding capital stock of Cantix in exchange for 8,800,000 shares of Hamptons’ common stock on a post 8-for-1 forward stock split effective December 1, 2009. This acquisition transaction was completed on November 13, 2009.

Pursuant to a Securities Purchase Agreement dated as of December 16, 2009 by and between China Polypeptide Group, Inc., (f/k/a Hamptons Extreme Inc.), and one institutional investor (the “Investor”), the Investor purchased, effective January 8, 2010, from Hamptons for an aggregate purchase price of $3,600,000 (i) 666,667 shares of common stock, par value U.S. $.0001 per share, and (ii) a 5 year warrant to purchase up to an additional 333,333 shares of Common Stock at an exercise price of U.S. $6.75 per share.